Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2025 FIRST QUARTER RESULTS

-New Home Deliveries of 1,040-
-Home Sales Revenue of $720.8 Million-
-Homebuilding Gross Margin Percentage of 23.9%-
-Diluted Earnings Per Share of $0.70-
-Homebuilding Debt-to-Capital Ratio of 21.6%-

INCLINE VILLAGE, Nev., April 24, 2025 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the first quarter ended March 31, 2025.
“Tri Pointe delivered solid first quarter financial results, either meeting or exceeding all our stated guidance,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “Our teams executed at a high level, demonstrating our ability to navigate the current political and economic volatility. For the first quarter, we delivered 1,040 homes and generated $721 million in homes sales revenue, as our average sales price of homes delivered increased to $693,000. While demand followed a seasonally slower trajectory, our team’s execution allowed us to thoughtfully adjust pace and price in pursuit of our margin and return objectives. Strong operational discipline contributed to a homebuilding gross margin of 23.9%, net income of $64 million and diluted earnings per share of $0.70.”
Mr. Bauer continued, “While the longer-term outlook for housing remains favorable with the continuing shortage of homes and favorable demographics, current trade tensions and evolving tariff dynamics have created uncertainty surrounding the economy and dampened buyer confidence. However, our teams are experienced in navigating market challenges and we are driving progress in operational efficiency, customer satisfaction, and product innovation, all of which support sustainable growth in revenue, earnings, and returns. With a strong balance sheet and a net homebuilding debt-to-net capital ratio of 3.0%*, we are advancing market expansions and executing on our growth initiatives, positioning us to deliver lasting value to our shareholders.”
“We remain confident in the outlook for housing and in our business strategy with its relentless focus on meeting the long-term demand for innovative homes in well-located communities,” said Tom Mitchell, Tri Pointe Homes President and Chief Operating Officer. “Our strategy remains centered on driving revenue and returns through our premium lifestyle brand positioning, enhanced operational efficiency, prudent capital deployment, and an unwavering commitment to customer satisfaction. With this foundational focus in place, we are well-positioned to navigate today’s market and continue to deliver strong results.”
Results and Operational Data for First Quarter 2025 and Comparisons to First Quarter 2024
•Net income available to common stockholders was $64.0 million, or $0.70 per diluted share, compared to $99.1 million, or $1.03 per diluted share
•Home sales revenue of $720.8 million compared to $918.4 million
◦New home deliveries of 1,040 homes compared to 1,393 homes
◦Average sales price of homes delivered of $693,000 compared to $659,000
•Homebuilding gross margin percentage of 23.9% compared to 23.0%
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 27.3%*
•SG&A expense as a percentage of home sales revenue of 14.0% compared to 11.1%
•Net new home orders of 1,238 compared to 1,814
•Active selling communities averaged 145.5 compared to 153.8

◦Net new home orders per average selling community were 8.5 orders (2.8 monthly) compared to 11.8 orders (3.9 monthly)
◦Cancellation rate of 10% compared to 7%
•Backlog units at quarter end of 1,715 homes compared to 2,741
◦Dollar value of backlog at quarter end of $1.3 billion compared to $2.0 billion
◦Average sales price of homes in backlog at quarter end of $763,000 compared to $712,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 21.6% and 3.0%*, respectively, as of March 31, 2025
•Repurchased 2,270,712 shares of common stock at a weighted average price per share of $33.03 for an aggregate dollar amount of $75.0 million in the three months ended March 31, 2025
•Ended the first quarter of 2025 with total liquidity of $1.5 billion, including cash and cash equivalents of $812.9 million and $678.0 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the second quarter, the Company anticipates delivering between 1,100 and 1,200 homes at an average sales price between $680,000 and $690,000. The Company expects homebuilding gross margin percentage to be in the range of 21.5% to 22.5% for the second quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 12.5% to 13.5%. Finally, the Company expects its effective tax rate for the second quarter to be approximately 27.0%.
For the full year, the Company anticipates delivering between 5,000 and 5,500 homes at an average sales price between $665,000 and $675,000. The Company expects homebuilding gross margin percentage to be in the range of 20.5% and 22.0% for the full year and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 11.5% and 12.5%. Finally, the Company expects its effective tax rate for the full year to be approximately 27.0%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, April 24, 2025. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Executive Vice President and Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes First Quarter 2025 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13752806. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards and was named 2024 Developer of the Year. The company was also named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 and 2025 Fortune 100 Best Companies to Work For® and was designated as one of the PEOPLE Companies That Care® in 2023 and 2024. The company was also named as a Great Place To Work-Certified™ company for four consecutive years, and was named on several Great Place To Work® Best Workplaces list (2022 through 2024). For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$720,786	$918,353	$(197,567)	(21.5)%
Homebuilding gross margin	$172,513	$211,049	$(38,536)	(18.3)%
Homebuilding gross margin %	23.9%	23.0%	0.9%
Adjusted homebuilding gross margin %*	27.3%	26.4%	0.9%
SG&A expense	$100,617	$101,552	$(935)	(0.9)%
SG&A expense as a % of home sales revenue	14.0%	11.1%	2.9%
Net income available to common stockholders	$64,036	$99,055	$(35,019)	(35.4)%
Adjusted EBITDA*	$125,698	$175,893	$(50,195)	(28.5)%
Interest incurred	$21,319	$36,156	$(14,837)	(41.0)%
Interest in cost of home sales	$23,035	$30,649	$(7,614)	(24.8)%

Other Data:
Net new home orders	1,238	1,814	(576)	(31.8)%
New homes delivered	1,040	1,393	(353)	(25.3)%
Average sales price of homes delivered	$693	$659	$34	5.2%
Cancellation rate	10%	7%	3%
Average selling communities	145.5	153.8	(8.3)	(5.4)%
Selling communities at end of period	147	156	(9)	(5.8)%
Backlog (estimated dollar value)	$1,307,786	$1,950,590	$(642,804)	(33.0)%
Backlog (homes)	1,715	2,741	(1,026)	(37.4)%
Average sales price in backlog	$763	$712	$51	7.2%

	March 31,	December 31,
	2025	2024	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$812,937	$970,045	$(157,108)	(16.2)%
Real estate inventories	$3,265,334	$3,153,459	$111,875	3.5%
Lots owned or controlled	35,201	36,490	(1,289)	(3.5)%
Homes under construction (1)	2,556	2,386	170	7.1%
Homes completed, unsold	395	464	(69)	(14.9)%
Total homebuilding debt	$914,565	$917,504	$(2,939)	(0.3)%
Stockholders’ equity	$3,321,699	$3,335,710	$(14,011)	(0.4)%
Book capitalization	$4,236,264	$4,253,214	$(16,950)	(0.4)%
Ratio of homebuilding debt-to-capital	21.6%	21.6%	0.0%
Ratio of net homebuilding debt-to-net capital*	3.0%	(1.6)%	4.6%
__________
(1)     Homes under construction included 39 and 43 models as of March 31, 2025 and December 31, 2024, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
Assets	(unaudited)
Cash and cash equivalents	$812,937	$970,045
Receivables	131,855	111,613
Real estate inventories	3,265,334	3,153,459
Investments in unconsolidated entities	170,379	173,924
Mortgage loans held for sale	79,443	115,001
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	45,975	45,975
Other assets	162,713	164,495
Total assets	$4,825,239	$4,891,115

Liabilities
Accounts payable	$75,798	$68,228
Accrued expenses and other liabilities	443,566	465,563
Loans payable	267,774	270,970
Senior notes	646,791	646,534
Mortgage repurchase facilities	69,586	104,098
Total liabilities	1,503,515	1,555,393

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 90,669,862 and 92,451,729 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	907	925
Additional paid-in capital	—	—
Retained earnings	3,320,792	3,334,785
Total stockholders’ equity	3,321,699	3,335,710
Noncontrolling interests	25	12
Total equity	3,321,724	3,335,722
Total liabilities and equity	$4,825,239	$4,891,115

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Homebuilding:
Home sales revenue	$720,786	$918,353
Land and lot sales revenue	1,821	7,068
Other operations revenue	820	787
Total revenues	723,427	926,208
Cost of home sales	548,273	707,304
Cost of land and lot sales	1,741	5,757
Other operations expense	794	765
Sales and marketing	42,942	50,224
General and administrative	57,675	51,328
Homebuilding income from operations	72,002	110,830
Equity in income of unconsolidated entities	495	57
Other income, net	9,129	15,226
Homebuilding income before income taxes	81,626	126,113
Financial Services:
Revenues	17,501	13,194
Expenses	12,617	8,727
Financial services income before income taxes	4,884	4,467
Income before income taxes	86,510	130,580
Provision for income taxes	(22,493)	(31,584)
Net income	64,017	98,996
Net (income) loss attributable to noncontrolling interests	19	59
Net income available to common stockholders	$64,036	$99,055
Earnings per share
Basic	$0.70	$1.04
Diluted	$0.70	$1.03
Weighted average shares outstanding
Basic	91,638,960	95,232,315
Diluted	92,077,680	95,846,756

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025		2024
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	139	$773	137	$736
California	288	749	417	771
Nevada	42	573	113	684
Washington	52	1,023	53	901
West total	521	769	720	760
Colorado	18	683	42	738
Texas	359	552	440	549
Central total	377	558	482	565
Carolinas(1)	85	520	174	462
Washington D.C. Area(2)	57	1,150	17	1,056
East total	142	773	191	515
Total	1,040	$693	1,393	$659

	Three Months Ended March 31,
	2025		2024
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	123	14.8	156	12.2
California	353	37.2	613	46.0
Nevada	100	9.5	154	9.5
Washington	68	4.8	107	5.8
West total	644	66.3	1,030	73.5
Colorado	32	10.3	47	11.0
Texas	381	50.2	483	52.5
Central total	413	60.5	530	63.5
Carolinas(1)	106	10.7	179	11.5
Washington D.C. Area(2)	75	8.0	75	5.3
East total	181	18.7	254	16.8
Total	1,238	145.5	1,814	153.8
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of March 31, 2025			As of March 31, 2024
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	289	$233,442	$808	278	$205,547	$739
California	406	295,867	729	894	713,036	798
Nevada	119	74,792	629	172	105,211	612
Washington	116	153,851	1,326	144	130,336	905
West total	930	757,952	815	1,488	1,154,130	776
Colorado	29	20,483	706	53	36,840	695
Texas	479	276,153	577	749	442,134	590
Central total	508	296,636	584	802	478,974	597
Carolinas(1)	108	61,422	569	287	148,286	517
Washington D.C. Area(2)	169	191,776	1,135	164	169,200	1,032
East total	277	253,198	914	451	317,486	704
Total	1,715	$1,307,786	$763	2,741	$1,950,590	$712

	March 31,	December 31,
	2025	2024
Lots Owned or Controlled:
Arizona	1,962	2,099
California	10,193	10,291
Nevada	1,200	1,437
Washington	545	597
West total	13,900	14,424
Colorado	1,519	1,561
Texas	12,726	12,711
Utah	506	1,006
Central total	14,751	15,278
Carolinas(1)	4,841	5,004
Florida	252	252
Washington D.C. Area(2)	1,457	1,532
East total	6,550	6,788
Total	35,201	36,490

	March 31,	December 31,
	2025	2024
Lots by Ownership Type:
Lots owned	16,860	16,609
Lots controlled (3)	18,341	19,881
Total	35,201	36,490

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of March 31, 2025 and December 31, 2024, lots controlled included lots that were under land option contracts or purchase contracts. As of March 31, 2025 and December 31, 2024, lots controlled for Central include 5,711 and 5,816 lots, respectively, and lots controlled for East include zero and 14 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended March 31,
	2025	%	2024	%
	(dollars in thousands)
Home sales revenue	$720,786	100.0%	$918,353	100.0%
Cost of home sales	548,273	76.1%	707,304	77.0%
Homebuilding gross margin	172,513	23.9%	211,049	23.0%
Add: interest in cost of home sales	23,035	3.2%	30,649	3.3%
Add: impairments and lot option abandonments	1,073	0.1%	402	0.0%
Adjusted homebuilding gross margin	$196,621	27.3%	$242,100	26.4%
Homebuilding gross margin percentage	23.9%		23.0%
Adjusted homebuilding gross margin percentage	27.3%		26.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	March 31, 2025	December 31, 2024
Loans payable	$267,774	$270,970
Senior notes	646,791	646,534
Mortgage repurchase facilities	69,586	104,098
Total debt	984,151	1,021,602
Less: mortgage repurchase facilities	(69,586)	(104,098)
Total homebuilding debt	914,565	917,504
Stockholders’ equity	3,321,699	3,335,710
Total capital	$4,236,264	$4,253,214
Ratio of homebuilding debt-to-capital(1)	21.6%	21.6%

Total homebuilding debt	$914,565	$917,504
Less: Cash and cash equivalents	(812,937)	(970,045)
Net homebuilding debt	101,628	(52,541)
Stockholders’ equity	3,321,699	3,335,710
Net capital	$3,423,327	$3,283,169
Ratio of net homebuilding debt-to-net capital(2)	3.0%	(1.6)%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income available to common stockholders	$64,036	$99,055
Interest expense:
Interest incurred	21,319	36,156
Interest capitalized	(21,319)	(36,156)
Amortization of interest in cost of sales	23,153	30,846
Provision for income taxes	22,493	31,584
Depreciation and amortization	7,387	7,327
EBITDA	117,069	168,812
Amortization of stock-based compensation	7,556	6,679
Impairments and lot option abandonments	1,073	402
Adjusted EBITDA	$125,698	$175,893